Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8, dated April 22, 2004, the reference to our report dated January 18, 2004 with respect to the Financial Statements of Missouri River and Gold Gem Corp., for the year ended December 31, 2003.

DeCoria, Maichel & Teague P.S.

/S/ DeCoria, Maichel & Teague PS

Spokane, Washington